EXHIBIT 4.09

AMENDED AND RESTATED

TRUST AGREEMENT FOR SOUTHWEST GAS CAPITAL II

among

SOUTHWEST GAS CORPORATION

(as Sponsor)

BNY MIDWEST TRUST COMPANY

(as Property Trustee)

and

THE BANK OF NEW YORK (DELAWARE)

(as Delaware Trustee)

Dated as of

August 25, 2003

Southwest Gas Capital II

Certain Sections of this Trust Agreement relating to

Sections 310 through 318 of the

Trust Indenture Act of 1939

Trust Indenture Act Section	Trust Agreement Section
ss.310(a)(1)	7.07
(a)(2)	7.07
(a)(3)	7.09
(a)(4)	2.07(a)(ii)
(b)	7.08
ss.311(a)	7.13
(b)	7.13
ss.312(a)	5.07
(b)	5.07
(c)	5.07
ss.313(a)	7.14
(b)	7.14
(c)	7.14
(d)	7.14
ss.314(a)	7.15
(b)	Not Applicable
(c)(1)	7.16, 7.17
(c)(2)	7.16, 7.17
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	7.17
ss.315(a)	7.01(a), 7.03(a)
(b)	7.02, 10.08
(c)	7.01(a)
(d)	7.01, 7.03
(e)	Not Applicable
ss.316(a)	Not Applicable
(a)(1)(A)	Not Applicable
(a)(1)(B)	Not Applicable
(a)(2)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
ss.317(a)(1)	Not Applicable
(a)(2)	Not Applicable
(b)	5.09
ss.318(a)	10.10

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

-i-

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

AMENDED AND RESTATED TRUST AGREEMENT of Southwest Gas Capital II (the “Trust”), dated as of August 25, 2003, among (i) Southwest Gas Corporation, a California corporation (the “Sponsor”), (ii) BNY Midwest Trust company, a trust company organized under the laws of the State of Illinois, as trustee (the “Property Trustee”), (iii) The Bank of New York (Delaware), a state bank chartered under the laws of the State of Delaware, whose address in Delaware is P.O. Box 6973, White Clay Center, Route 273, Newark, Delaware 19714, as Delaware trustee (the “Delaware Trustee”) (the Property Trustee and the Delaware Trustee are referred to collectively as the “Trustees”), and (iv) the several Holders, as hereinafter defined.

WITNESSETH:

WHEREAS, the Sponsor and the Delaware Trustee have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act by entering into a Trust Agreement, dated as of June 23, 2003 (the “Original Trust Agreement”), and by executing and filing with the Secretary of State of the State of Delaware a Certificate of Trust on June 23, 2003, a form of which is attached hereto as Exhibit A; and

WHEREAS, the Sponsor, the Property Trustee and the Delaware Trustee desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Trust Securities, as hereinafter defined, by the Trust to the Sponsor, (ii) the issuance and sale of the Preferred Trust Securities, as hereinafter defined, by the Trust pursuant to the Underwriting Agreement, as hereinafter defined, and (iii) the acquisition by the Trust from the Sponsor of the Trust Debt Securities, as hereinafter defined.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other party and for the benefit of the Securityholders, as hereinafter defined, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

ARTICLE I

DEFINED TERMS

1.01.    Definitions

“Act” has the meaning specified in Section 6.08.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following events:

(a)    Such Person, pursuant to or within the meaning of any Bankruptcy Law:

(i)    commences a voluntary case or proceeding;

(ii)    consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)    consents to the appointment of a Custodian, as hereinafter defined, of it or for all or substantially all of its property, and such Custodian is not discharged within 60 days;

(iv)    makes a general assignment for the benefit of its creditors; or

(v)    admits in writing its inability to pay its debts generally as they become due; or

(b)    A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against such Person in an involuntary case or proceeding;

(ii)    appoints a Custodian of such Person for all or substantially all of its properties;

(iii)    orders the liquidation of such Person;

(iv)    and in each case the order or decree remains unstayed and in effect for 60 days.

“Bankruptcy Laws” means Title 11 of the United States Code, or similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Sponsor or any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” means (i) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Sponsor to have been duly adopted by the Sponsor’s Board of Directors to be in full force and effect on the date of such certification or (ii) a certificate signed by the authorized officer or officers of the Sponsor to whom the Board of Directors has delegated its authority, and in each case, delivered to the Trustees.

“Book-Entry Preferred Trust Securities Certificates” means certificates representing Preferred Trust Securities issued in global, fully registered form with the Clearing Agency as described in Section 5.11.

“Business Day” means a day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in The City of New York, the city of Chicago or the State of California are required by law or executive order to remain closed.

“Certificate Depository Agreement” means the agreement among the Trust, the Property

Trustee and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Book-Entry Preferred Trust Securities Certificates, as the same may be amended and supplemented from time to time.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Depository Trust Company will be the initial Clearing Agency.

“Closing Date” means the date of delivery of the Preferred Trust Securities under the Underwriting Agreement, which date is also the date of execution and delivery of this Trust Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Trust Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Trust Security” means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the terms provided therefor in this Trust Agreement, any Annex hereto and the certificate representing such interest, including the right to receive Distributions and a Liquidation Distribution as provided herein.

“Common Trust Securities Certificate” means a certificate evidencing ownership of Common Trust Securities, substantially in the form attached hereto as Exhibit B.

“Corporate Trust Office” means the principal corporate trust office of the Property Trustee located in the State of Illinois which at the date hereof is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

“Creditor” has the meaning specified in Section 2.03.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

“Definitive Preferred Trust Securities Certificates” means certificates representing Preferred Trust Securities issued in certificated, fully registered form as described in Section 5.12.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801, et seq., as it may be amended from time to time.

“Delaware Trustee” means the entity identified as the “Delaware Trustee” in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

“Sponsor” has the meaning specified in the preamble to this Trust Agreement.

“Distribution Date” has the meaning specified in Section 4.01(a).

“Distributions” means amounts payable in respect of the Trust Securities as provided in Section 4.01.

“Event of Default” means the occurrence of a Trust Debt Security Event of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

“Expiration Date” has the meaning specified in Section 8.01.

“Extension Period” means the period or periods in which pursuant to the Indenture payments of interest on the Trust Debt Securities are deferred by extending the interest payment periods thereof.

“Guarantee” means the Guarantee Agreement executed and delivered by the Sponsor to BNY Midwest Trust Company, a trust company organized under the laws of the State of Illinois, as trustee thereunder, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Preferred Trust Securities, as amended from time to time.

“Indenture” means the Indenture, dated as of August 25, 2003, between Southwest Gas Corporation and the Trust Debt Security Trustee, as trustee thereunder, as amended or supplemented from time to time.

“Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Like Amount” means (a) with respect to a redemption of Trust Securities, Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of Trust Debt Securities to be repaid in accordance with the Indenture and (b) with respect to a distribution of Trust Debt Securities to Holders of Trust Securities in connection with a dissolution of the Trust, Trust Debt Securities having an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Securities in exchange for which such Trust Debt Securities are distributed.

“Liquidation Amount” means the liquidation amount of $25 per Trust Security.

“Liquidation Date” means the date on which Trust Debt Securities are to be distributed to Holders of Trust Securities in connection with a dissolution of the Trust pursuant to Section 8.04(a).

“Liquidation Distribution” has the meaning specified in Section 8.04(d).

“1940 Act” means the Investment Company Act of 1940, as amended.

“Officers’ Certificate” means a certificate signed by two of the following persons: the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Sponsor.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Trust or the Sponsor or an Affiliate of the Sponsor, but not an employee of any thereof.

“Original Trust Agreement” has the meaning specified in the recitals to this Trust Agreement.

“Outstanding”, when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities represented by Trust Securities Certificates theretofore executed and delivered under this Trust Agreement, except:

(a)    Trust Securities represented by Trust Securities Certificates theretofore cancelled by the Delaware Trustee or delivered to the Delaware Trustee for cancellation;

(b)    Trust Securities for whose redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement;

(c)    Trust Securities which have been paid or Trust Securities represented by Trust Securities Certificates in exchange for or in lieu of which other Trust Securities Certificates have been executed and delivered pursuant to Section 5.05, other than any such Trust Securities Certificates in respect of which there shall have been presented to the Property Trustee proof satisfactory to it that such Trust Securities Certificates are held by a protected purchaser; and

(d)    as provided in Section 8.04(c);

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Trust Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Trust Securities owned by the Sponsor, any Trustee or any Affiliate of the Sponsor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Trust Securities which a Responsible Officer of such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Preferred Trust Securities are owned by the Sponsor, one or more of the Trustees and/or any such Affiliate. Preferred Trust Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Delaware Trustee the pledgee’s right so to act with respect to such Preferred Trust Securities and that the pledgee is not the Sponsor or any Affiliate of the Sponsor.

“Paying Agent” means the Property Trustee and any co-paying agent appointed pursuant to Section 5.09.

“Payment Account” means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee in its trust department for the benefit of the Securityholders in which all amounts paid to the Property Trustee in respect of the Trust Debt Securities or the Guarantee will be held and from which the Property Trustee or such other Paying Agent shall make payments to the Securityholders in accordance with Article 4.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Trust Security” means a Preferred Trust Security issued by the Trust, and having an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having terms provided therefor in this Trust Agreement, any Annex hereto and the certificate representing such interest, including the right to receive Distributions and a Liquidation Distribution as provided herein.

“Preferred Trust Securities Certificate” means a certificate evidencing ownership of one or more Preferred Trust Securities, substantially in the form attached hereto as Exhibit C.

“Property Trustee” means the commercial bank or trust company identified as the “Property Trustee” in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

“Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; it being understood that each Trust Debt Security Redemption Date and the stated maturity date of the Trust Debt Securities shall be a Redemption Date for a Like Amount of Trust Securities.

“Redemption Price” means, with respect to any Trust Security, 100% of the Liquidation Amount of such Trust Security plus accumulated and unpaid Distributions thereon to the Redemption Date.

“Responsible Officer” means, when used with respect to the Property Trustee, any vice president, assistant vice president, senior trust officer, trust officer, assistant trust officer or other officer associated with the corporate trust department of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 5.04.

“Securityholder” or “Holder” means a Person in whose name a Trust Security or Securities is registered in the Securities Register. Any such Person is a beneficial owner within the meaning of the Delaware Statutory Trust Act.

“Successor Securities” has the meaning specified in Section 9.01.

“Trust” means the Delaware statutory trust continued hereby and identified on the cover page to this Trust Agreement.

“Trust Agreement” means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

“Trust Debt Security Event of Default” means an “Event of Default” as defined in the Indenture with respect to the Trust Debt Securities.

“Trust Debt Security Redemption Date” means “Redemption Date” as defined in the Indenture with respect to the Trust Debt Securities.

“Trust Debt Security Trustee” means BNY Midwest Trust Company, a trust company organized under the laws of the State of Illinois, in its capacity as trustee under the Indenture, or any successor thereto, appointed in accordance with the terms and provisions of the Indenture.

“Trust Debt Securities” means the Sponsor’s 7.70% Junior Subordinated Debentures due 2043, issued pursuant to the Indenture.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Trust Agreement was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Property” means (a) the Trust Debt Securities, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

“Trust Security” means any one of the Common Trust Securities or the Preferred Trust Securities.

“Trust Securities Certificate” means any one of the Common Trust Securities Certificates or the Preferred Trust Securities Certificates.

“Underwriting Agreement” means the Underwriting Agreement, dated August 20, 2003, among the Trust, the Sponsor and the Underwriters named therein.

1.02.    Other Definitions.    For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)    each term defined in this Article I has the meaning assigned to it in this Article I and includes the plural as well as the singular;

(b)    each of the other terms used herein that is defined in the Trust Indenture Act, either directly or by reference therein, has the meaning assigned to it therein;

(c)    unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Trust Agreement; and

(d)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

CONTINUATION OF TRUST

2.01.    Name.    The Trust created and continued hereby shall be known as “Southwest Gas Capital II” as such name may be modified from time to time by the Delaware Trustee following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

2.02.    Office of Delaware Trustee; Principal Place of Business.    The address of the Delaware Trustee in the State of Delaware is P.O. Box 6973, White Clay Center, Route 273, Newark, Delaware 19714 or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Sponsor. The principal place of business of the Trust is 5241 Spring Mountain Road, P.O. Box 98510, Las Vegas, Nevada 89193.

2.03.    Initial Contribution of Trust Property; Expenses of Trust.

(a)    The Property Trustee acknowledges receipt in trust from the Sponsor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property.

(b)    The Sponsor shall be responsible for and shall pay for all obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the issuance and sale of the Preferred Trust Securities, the fees and expenses (including reasonable counsel fees and expenses) of the Trustees as provided in Section 7.06, the costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, Paying Agent(s), Securities Registrar, duplication, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the disposition of Trust assets).

(c)    The Sponsor will pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

(d)    The Sponsor’s obligations under this Section 2.03 shall be for the benefit of, and shall be enforceable by, the Property Trustee and any Person to whom any such obligations, costs, expenses and taxes are owed (a “Creditor”) whether or not such Creditor has received notice hereof. The Property Trustee and any such Creditor may enforce the Sponsor’s obligations under this Section 2.03 directly against the Sponsor and the Sponsor irrevocably waives any right or remedy to require that the Property Trustee or any such Creditor take any action against the Trust or any other Person before proceeding against the Sponsor. The Sponsor agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 2.03.

(e)    The Sponsor shall make no claim upon the Trust Property for the payment of such expenses.

2.04.    Issuance of Trust Securities.    The Sponsor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, the Delaware Trustee, on behalf of the Trust, shall execute in accordance with Section 5.02 and deliver to the Underwriters named in the Underwriting Agreement one or more Book-Entry Preferred Trust Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, representing 4,000,000 Preferred Trust Securities having an aggregate Liquidation Amount of $100,000,000, against receipt by the Sponsor, on behalf of the Trust, of the aggregate purchase price of such Preferred Trust Securities of $100,000,000, which amount the Sponsor shall promptly deliver to the Trust. Contemporaneously therewith, the Delaware Trustee, on behalf of the Trust, shall execute in accordance with Section 5.02 and deliver to the Sponsor a Common Trust Securities Certificate, registered in the name of the Sponsor, representing 124,000 Common Trust Securities having an aggregate Liquidation Amount of $3,100,000, and in satisfaction of the purchase price of such Common Trust Securities the Sponsor shall deliver to the Property Trustee the sum of $3,100,000. The Trust Securities may have such additional or different terms specified in an Annex hereto.

2.05.    Purchase of Trust Debt Securities.    Contemporaneously with the execution and delivery of this Trust Agreement (i) the Property Trustee, on behalf of the Trust, shall purchase $103,100,000 aggregate principal amount of Trust Debt Securities from the Sponsor, registered in the name of the Property Trustee and (ii) in satisfaction of the purchase price for such Trust Debt Securities, the Property Trustee, on behalf of the Trust, shall deliver to the Sponsor the sum of $103,100,000.

2.06.    Declaration of Trust.    The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Trust Debt Securities and to hold, transfer, sell and otherwise dispose of the Trust Debt Securities in accordance with this Trust Agreement, (b) to maintain the status of the Trust as a grantor trust for United States Federal income tax purposes, and (c) except as otherwise limited herein, to engage in only those activities necessary, convenient or incidental thereto. The Sponsor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Delaware Trustee shall have all rights, powers and duties set forth herein.

2.07.    Authorization to Enter into Certain Transactions.

(a)    The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

(i)    As among the Trustees, the Delaware Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

(A)    executing and delivering the Trust Securities on behalf of the Trust;

(B)    causing the Trust to enter into, and executing, delivering and performing on behalf of the Trust, the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust, including the appointment of a successor depositary;

(C)    assisting in registering the Preferred Trust Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and qualifying this Trust Agreement as a trust indenture under the Trust Indenture Act;

(D)    assisting in the listing of the Preferred Trust Securities upon such securities exchange or exchanges as the Sponsor shall determine and the registration of the Preferred Trust Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

(E)    to the extent provided in this Trust Agreement, dissolving, liquidating and terminating the Trust in accordance with the terms of this Trust Agreement, and executing and filing the certificate of cancellation with the Secretary of State of the State of Delaware, if necessary;

(F)    sending notices or assisting the Property Trustee in sending notices and other information regarding the Trust Securities and the Trust Debt Securities to Securityholders in accordance with this Trust Agreement; and

(G)    taking any action incidental to the foregoing as is necessary or advisable or as the Delaware Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

(ii)    As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

(A)    establishing and maintaining the Payment Account and appointing Paying Agents (subject to Section 5.09);

(B)    receiving payment of the purchase price of the Trust Securities;

(C)    receiving and holding the Trust Debt Securities;

(D)    collecting interest, premium, if any, and principal payments on the Trust Debt Securities and depositing them in the Payment Account;

(E)    making Distributions and other payments to the Securityholders in respect of the Trust Securities;

(F)    exercising all of the rights, powers and privileges of a holder of the Trust Debt Securities;

(G)    sending notices of defaults, redemptions, Extension Periods, liquidations and other information regarding the Trust Securities and the Trust Debt Securities to the Securityholders in accordance with this Trust Agreement;

(H)    to the extent provided in this Trust Agreement, dissolving, liquidating and terminating the Trust, including distributing the Trust Property in accordance with the terms of this Trust Agreement, and executing and filing the certificate of cancellation with the Secretary of State of the State of Delaware, if necessary;

(I)    after an Event of Default, taking any action incidental to the foregoing as is necessary or advisable or as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

(J)    registering transfers and exchanges of the Preferred Trust Securities in accordance with this Trust Agreement (but only if at such time the Property Trustee shall be the Securities Registrar).

(b)    So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees acting on behalf of the Trust shall not (i) acquire any assets or investments (other than the Trust Debt Securities), reinvest the proceeds derived from investments, possess any power or otherwise act in such a way as to vary the Trust Property or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a grantor trust for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or incur any other obligations, (v) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities, or (vi) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Delaware Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

(c)    In connection with the issue and sale of the Preferred Trust Securities, the Sponsor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Sponsor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

(i)    preparing for filing with the Commission and executing on behalf of the Trust a registration statement on Form S-3 in relation to the Preferred Trust Securities, including any amendments thereto;

(ii)    determining the States in which to take appropriate action to qualify or register for sale all or part of the Preferred Trust Securities and doing any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advising the Trustees of actions they must take on behalf of the Trust, and preparing for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States;

(iii)    preparing for filing and executing on behalf of the Trust an application to the New York Stock Exchange or any other national stock exchange or The Nasdaq Stock Market for listing upon notice of issuance of any Preferred Trust Securities;

(iv)    preparing for filing with the Commission and executing on behalf of the Trust a registration statement on Form 8-A relating to the registration of the Preferred Trust Securities under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments thereto;

(v)    negotiating the terms of, and executing and delivering, the Underwriting Agreement providing for the sale of the Preferred Trust Securities; and

(vi)    taking any other actions necessary or desirable to carry out any of the foregoing activities.

(d)    Notwithstanding anything herein to the contrary, the Delaware Trustee is authorized and directed to conduct the affairs of the Trust and to operate the Trust so that (i) the Trust will not be deemed to be an “investment company” required to be registered under the 1940 Act, or taxed as a corporation or a partnership for United States Federal income tax purposes, (ii) the Trust will qualify as a grantor trust for United States Federal income tax purposes, and (iii) the Trust Debt Securities will be treated as indebtedness of the Sponsor for United States Federal income tax purposes. In this connection, the Sponsor and the Delaware Trustee are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust, as amended from time to time, or this Trust Agreement, that each of the Sponsor and the Delaware Trustee determines in their discretion to be necessary or desirable for such purposes.

2.08.    Assets of Trust.  The assets of the Trust shall consist of the Trust Property.

2.09.    Title to Trust Property.  Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.

ARTICLE III

PAYMENT ACCOUNT

3.01.    Payment Account.

(a)    On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee for the exclusive benefit of the Securityholders. The Property Trustee shall have exclusive control of the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement; provided that any Paying Agent shall have the right of withdrawal with respect to the Payment Account solely for the purpose of making the payments contemplated under Article IV.

(b)    The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or premium, if any, or interest on the Trust Debt Securities and any amounts paid to the Property Trustee pursuant to the Guarantee. Amounts held in the Payment Account shall not be invested pending distribution thereof.

ARTICLE IV

DISTRIBUTIONS; REDEMPTION

4.01.    Distributions.

(a)    Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from August 25, 2003 and, except during an Extension Period for the Trust Debt Securities pursuant to the Indenture, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2003. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distributions shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.01(a) is referred to as a “Distribution Date”).

Within two Business Days after receipt by the Property Trustee of notice of an Extension Period pursuant to Section 4.01 of the Indenture, the Property Trustee shall give notice thereof to the Securityholders by first class mail, postage prepaid.

The Trust Securities represent undivided beneficial interests in the Trust Property, and, subject to Sections 4.03 and 4.06 hereof, all Distributions will be made pro rata on each of the Trust Securities. Distributions on the Trust Securities shall be payable: (i) on Book-Entry Preferred Trust Securities, in immediately available funds to the Clearing Agency; (ii) on Preferred Trust securities not in book-entry form with the Clearing Agency, by check mailed to the address of the holder thereof; and (iii) on the Common Trust Securities, in any manner specified by the Sponsor. During an Extension Period for the Trust Debt Securities, the rate per annum at which Distributions on the Trust Securities are then accumulating shall be increased by an amount such that the aggregate amount of Distributions that accumulate on all Trust Securities during any such Extension Period is equal to the aggregate amount of interest (including interest payable on unpaid interest at the rate per annum referred to above, compounded quarterly) that accrues during any such Extension Period on the Trust Debt Securities.

(b)    Distributions on the Trust Securities shall be made from the Payment Account by the Property Trustee or any Paying Agent and shall be payable on each Distribution Date only to the extent that the Trust has funds then available in the Payment Account for the payment of such Distributions.

(c)    Distributions on the Trust Securities on each Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Trust Securities are not in book-entry-only form, the relevant record date shall be the 15th day preceding such Distribution Date, whether or not a Business Day.

4.02.    Redemption.

(a)    Upon receipt by the Trust of a notice of redemption of Trust Debt Securities, the Trust will call for redemption a Like Amount of Outstanding Trust Securities on the Trust Debt Security Redemption Date and will call for redemption all Outstanding Trust Securities on the stated maturity date of the Trust Debt Securities, in each case, at the Redemption Price.

(b)    Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Securities Register. All notices of redemption shall state:

(i)    the Redemption Date;

(ii)    the Redemption Price;

(iii)    the CUSIP number;

(iv)    the place or places where Trust Securities Certificates are to be surrendered for payment of the Redemption Price;

(v)    that on the Redemption Date the Redemption Price will become payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after such date; and

(vi)    if less than all of the Outstanding Trust Securities are to be redeemed, the identification and total Liquidation Amount of the particular Trust Securities to be redeemed.

(c)    The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at maturity of Trust Debt Securities. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then available in the Payment Account for the payment of such Redemption Price.

(d)    If the Trust, by action of the Property Trustee, gives a notice of redemption in respect of any Preferred Trust Securities, then, on the Redemption Date, subject to Section 4.02(c), the Property Trustee will irrevocably deposit with the Paying Agent funds sufficient to pay the Redemption Price for the Preferred Trust Securities being redeemed on such date and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of such Preferred Trust Securities upon surrender of their Preferred Trust Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the record dates for the related Distribution Dates. If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price, but without interest, and such Trust Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused, and not paid either by the Trust or by the Sponsor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

(e)    If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated to the Common Trust Securities and the Preferred Trust Securities pro rata based on the aggregate Liquidation Amount of each of the Outstanding Common Trust Securities and the Outstanding Preferred Trust Securities in relation to the aggregate Liquidation Amount of all of the Outstanding Trust Securities. The particular Preferred Trust Securities to be redeemed shall be selected by the Property Trustee from the Outstanding Preferred Trust Securities not previously called for redemption, by such method as the Property Trustee shall deem appropriate. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Trust Securities selected for redemption. If fewer than all of the Trust Securities represented by a Trust Securities Certificate are redeemed, the Delaware Trustee shall execute for the Holder a new Trust Securities Certificate representing the unredeemed Trust Securities. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Trust Securities shall relate, in the case of any Preferred Trust Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Trust Securities which has been or is to be redeemed.

4.03.    Subordination of Common Trust Securities.

(a)    Payment of Distributions on, and the Liquidation, Distribution and Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any applicable date, an Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Liquidation, Distribution and Redemption Price of, any Common Trust Security, and no other payment on account of the Common Trust Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all Outstanding Preferred Trust Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Liquidation, Distribution and Redemption Price, the full amount of such Liquidation, Distribution and Redemption Price applicable to all Outstanding Preferred Trust Securities then outstanding or then being redeemed, as the case may be, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Liquidation, Distribution and Redemption Price of, Preferred Trust Securities then due and payable.

(b)    In the case of the occurrence of any Event of Default, the Holder of Common Trust Securities will be deemed to have waived any right to act with respect thereto until the effect thereof has been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Trust Securities and not the Holder of the Common Trust Securities, and only the Holders of the Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf.

4.04.    Payment Procedures.  Payments of Distributions pursuant to Section 4.01 in respect of the Preferred Trust Securities shall be made by check mailed to the address of the Holder thereof as such address shall appear on the Securities Register or, if the Preferred Trust Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency by wire transfer in immediately available funds. Payments of Distributions pursuant to Section 4.01 in respect of the Common Trust Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Trust Securities.

Payment of the Redemption Price or Liquidation Distribution of the Trust Securities shall be made in immediately available funds upon surrender of the Preferred Trust Securities Certificate representing such Preferred Trust Securities at the Corporate Trust Office of the Property Trustee.

4.05.    Tax Returns and Reports.  The Depositor shall prepare (or cause to be prepared) and file all Federal, State and local tax and information returns and reports required to be filed by or in respect of the Trust, including the appropriate Internal Revenue Service form, if any, required to be filed in respect of the Trust in each taxable year of the Trust. Notwithstanding the foregoing, the Delaware Trustee shall prepare and furnish (or cause to be prepared and furnished) to each Securityholder the related Internal Revenue Service forms, if any (including a Form 1099 OID, or any successor form, if and to the extent necessary). The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

4.06.    Payments under Indenture.  Any amount payable hereunder to any Holder of Preferred Trust Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 6.07 of the Indenture or pursuant to the Guarantee. Notwithstanding the provisions hereunder to the contrary, Securityholders acknowledge that any Holder of Preferred Trust Securities that receives payment under Section 6.07 of the Indenture may receive amounts greater than the amount such Holder may be entitled to receive pursuant to the other provisions of this Trust Agreement.

ARTICLE V

TRUST SECURITIES CERTIFICATES

5.01.    Initial Ownership.  Upon the creation of the Trust and the contribution by the Sponsor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Sponsor shall be the sole beneficial owner of the Trust.

5.02.    Trust Securities Certificates.  The Trust Securities Certificates shall be issued representing one or more Preferred Trust Securities. Preferred Trust Securities Certificates representing fractional interests shall not be issued. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of the Delaware Trustee. Trust Securities Certificates bearing the manual signature of an individual who was, at the time when such signature shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individual shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such office at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee’s name pursuant to Section 5.04.

5.03.    Delivery of Trust Securities Certificates.  On the Closing Date, the Delaware Trustee shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust as provided in Section 5.02 and delivered to or upon a written order of the Sponsor signed by its Chairman of the Board, its Chief Executive Officer, any Vice President or the Chief Financial Officer, without further corporate action by the Sponsor, in authorized denominations. The written order of the Sponsor shall be accompanied by an Officers’ Certificate and an Opinion of Counsel.

5.04.    Registration of Transfer and Exchange of Preferred Trust Securities Certificates.  A registrar appointed by the Sponsor (the “Securities Registrar”) shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.08, a register (the “Securities Register”) in which, subject to such reasonable regulations as it may prescribe, the Securities Registrar shall provide for the registration of Trust Securities Certificates (subject to Section 5.10 in the case of the Common Trust Securities Certificates) and registration of transfers and exchanges of Preferred Trust Securities Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar; any successor Securities Registrar shall be appointed by the Delaware Trustee.

Upon surrender for registration of transfer of any Preferred Trust Securities Certificate at the office or agency maintained pursuant to Section 5.08, the Delaware Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Trust Securities Certificates representing the same number of Preferred Trust Securities dated the date of execution by the Delaware Trustee. At the option of a Holder, Preferred Trust Securities Certificates may be exchanged for other Preferred Trust Securities Certificates upon surrender of the Preferred Trust Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.08. The Securities Registrar shall not be required to register the transfer of any Preferred Trust Securities that have been called for redemption or after the Liquidation Date.

Preferred Trust Securities presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Delaware Trustee and the Securities Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing. Each Preferred Trust Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of Preferred Trust Securities, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Trust Securities other than an exchange not involving any transfer.

5.05.    Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.  If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Delaware Trustee such security or indemnity as may be reasonably required by them to hold the Securities Registrar and the Trust harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Delaware Trustee, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities

Certificate, a new Trust Securities Certificate of like tenor. In connection with the issuance of any new Trust Securities Certificate under this Section, the Delaware Trustee or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

5.06.    Persons Deemed Securityholders.  Prior to due presentation of a Trust Security Certificate for registration of transfer, the Delaware Trustee or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner and Holder of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

5.07.    Access to List of Securityholders’ Names and Addresses.  In the event that the Property Trustee is no longer the Securities Registrar, the Delaware Trustee or the Sponsor shall furnish or cause to be furnished (a) to the Property Trustee, quarterly not later than 10 days prior to a Distribution Date, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent record date and (b) to the Property Trustee, promptly after receipt by the Delaware Trustee or the Sponsor of a request therefor from the Property Trustee in order to enable the Paying Agent to pay Distributions in accordance with Section 4.01 hereof), in each case to the extent such information is in the possession or control of the Delaware Trustee or the Sponsor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Property Trustee shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, shall be deemed to have agreed not to hold the Sponsor, the Property Trustee or the Delaware Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

5.08.    Maintenance of Office or Agency.  The Property Trustee shall maintain in Chicago, Illinois, an office or offices or agency or agencies where Preferred Trust Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee shall give prompt written notice to the Sponsor and to the Securityholders of any change in the location of the Securities Register or any such office or agency, which shall initially be at the Corporate Trust Office of the Property Trustee.

5.09.    Appointment of Paying Agent.  The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Delaware Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making Distributions. The Delaware Trustee may revoke such power and remove the Paying Agent, provided that such revocation and removal with respect to the sole Paying Agent shall not become effective until the appointment of a successor. The Paying Agent shall initially be the Property Trustee, and any co-paying agent chosen by the Property Trustee and acceptable to the Delaware Trustee and the Sponsor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Delaware Trustee and the Sponsor, and, if applicable, the Property Trustee, provided that such resignation with respect to the sole Paying Agent shall not become effective until the appointment of a successor. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Delaware Trustee shall appoint a successor that is acceptable to the Property Trustee (in the case of any other Paying Agent) and the Sponsor to act as Paying Agent (which shall be a bank or trust company and have a combined capital and surplus of at least $50,000,000). The Delaware Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Delaware Trustee to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all of such sums remaining unclaimed to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return such sums in its possession to the Property Trustee. The provisions of Sections 7.01, 7.03 and 7.06 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

5.10.    No Transfer of Common Trust Securities by Sponsor.  To the fullest extent permitted by law, any attempted transfer of the Common Trust Securities shall be void. The Trustee shall cause each Common Trust Securities Certificate issued to the Sponsor to contain a legend stating “TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THIS CERTIFICATE, AND THE COMMON TRUST SECURITIES REPRESENTED HEREBY, ARE NOT TRANSFERABLE”. By execution of this Trust Agreement, the Sponsor agrees to the foregoing provisions.

5.11.    Book-Entry Preferred Trust Securities Certificates; Common Trust Securities Certificate.

(a)    The Preferred Trust Securities, upon original issuance on the Closing Date, will not be engraved but will be issued in the form of one or more printed or typewritten Book-Entry Preferred Trust Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Book-Entry Preferred Trust Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency.

(b)    A single Common Trust Securities Certificate representing the Common Trust Securities shall be issued to the Sponsor in the form of a definitive Common Trust Securities Certificate.

5.12.    Definitive Preferred Trust Securities Certificates.  If (a) the Sponsor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Trust Securities Certificates or the Clearing Agency is no longer registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and the Sponsor is unable to locate a qualified successor within 60 calendar days, (b) the Sponsor, in its sole discretion, advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) an Event of Default occurs and is continuing, then the Trustee shall issue Definitive Preferred Trust Securities Certificates. Upon surrender to the Trustee of the Book-Entry Preferred Trust Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Trustee shall execute and deliver the Definitive Preferred Trust Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The Definitive Preferred Trust Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Trustee, as evidenced by the execution thereof by the Trustee.

5.13.    Rights of Securityholders.  The Securityholders shall not have any right or title to the Trust Property other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Preferred Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Preferred Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

ARTICLE VI

ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

6.01.    Limitations on Voting Rights.

(a)    Except as provided herein and in the Indenture and as otherwise required by law, no Holder of Trust Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

(b)    The Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trust Debt Security Trustee or executing any trust or power conferred on the Trust Debt Security Trustee with respect to such Trust Debt Securities, (ii) waive any past default which may be waived under Section 6.04 of the Indenture, (iii) exercise any right to rescind or annul an acceleration of the principal of all the Trust Debt Securities or (iv) consent to any amendment or modification of the Indenture, where such consent shall be required, without, in each case, obtaining the prior consent of the Holders of a majority in aggregate Liquidation Amount of all Outstanding Preferred Trust Securities; provided, however, that where such consent under the Indenture would require the consent of each holder of Trust Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of the Holder of each Outstanding Preferred Trust Security. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Trust Securities, except by a subsequent vote of the Holders of Preferred Trust Securities. The Property Trustee shall notify all Holders of the Preferred Trust Securities of any notice received from the Trust Debt Security Trustee as a result of the Trust being the holder of the Trust Debt Securities. In addition to obtaining the consent of the Holders of the Preferred Trust Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Sponsor, be provided with an Opinion of Counsel, which shall be nationally recognized independent counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation or partnership for United States Federal income tax purposes on account of such action and will continue to be classified as a grantor trust for United States Federal income tax purposes.

(c)    Subject to Section 10.02(c) hereof, if any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Trust Securities, whether by way of amendment to this Trust Agreement or otherwise, or (ii) the dissolution or liquidation of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Trust Securities will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of a majority in aggregate Liquidation Amount of the Outstanding Preferred Trust Securities.

6.02.    Notice of Meetings.  Notice of all meetings of the Holders of the Preferred Trust Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.08 to each Preferred Trust Securityholder of record, at his/her registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

6.03.    Meetings of Holders of Preferred Trust Securities.  No annual meeting of Securityholders is required to be held. The Delaware Trustee, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Holders of at least 25% of the aggregate Liquidation Amount of the Outstanding Preferred Trust Securities and the Delaware Trustee or the Property Trustee may, at any time in their discretion, call a meeting of Holders of the Preferred Trust Securities to vote on any matters as to which the Holders of the Preferred Trust Securities are entitled to vote.

Holders of a majority of the aggregate Liquidation Amount of the Outstanding Preferred Trust Securities, present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

If a quorum is present at a meeting, an affirmative vote of the Holders of a majority of the aggregate Liquidation Amount of the Outstanding Preferred Trust Securities present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

6.04.    Voting Rights.  A Securityholder shall be entitled to one vote for each Trust Security in respect of any matter as to which such Securityholder is entitled to vote.

6.05.    Proxies, etc.  At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Delaware Trustee, or with such other officer or agent of the Trust as the Delaware Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

6.06.    Securityholder Action by Written Consent.  Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Holders of the proportion of the Outstanding Preferred Trust Securities required to approve such action shall consent to the action in writing.

6.07.    Record Date for Voting and Other Purposes.  For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or for the purpose of any other action, the Delaware Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders, as a record date for the determination of the identity of the Securityholders for such purposes.

6.08.    Acts of Securityholders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Delaware Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 7.02) conclusive, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him/her the execution thereof. Where such execution is by a signer acting in a capacity other than his/her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his/her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

The ownership of Preferred Trust Securities shall be proved by the Securities Register.

Any request, demand, authorization, direction, notice, consent, waiver or other act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

If any dispute shall arise between the Securityholders and the Delaware Trustee or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

6.09.    Inspection of Records.  Upon reasonable prior written notice to the Delaware Trustee and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder’s interest as a Securityholder.

ARTICLE VII

THE TRUSTEES

7.01.    Certain Duties and Responsibilities.

(a)    The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, also by the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in this Trust Agreement and, upon an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his/her own affairs. The Trustees shall have all the privileges, rights and immunities provided by the Delaware Statutory Trust Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, the Delaware Trustee shall not be liable to the Trust or to any Securityholder for the Delaware Trustee’s good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Delaware Trustee otherwise existing at law or in equity, are agreed by the Sponsor and the Securityholders to replace such other duties and liabilities of the Delaware Trustee.

(b)    All payments made by the Property Trustee or any other Paying Agent in respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property. Each Securityholder, by its acceptance of a Trust Security, agrees that (i) it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to it as herein provided and (ii) the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 7.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

7.02.    Notice of Defaults; Direct Action by Securityholders.  Within 90 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.08, notice of such Event of Default to the Securityholders, the Delaware Trustee and the Sponsor, unless such Event of Default shall have been cured or waived. If the Property Trustee has failed to enforce its rights under this Trust Agreement or the Indenture to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, any Securityholder may institute a legal proceeding directly to enforce the Property Trustee’s rights under this Trust Agreement or the Indenture with respect to Trust Debt Securities having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Trust Securities of such Securityholder without first instituting a legal proceeding against the Property Trustee or any other Person. To the extent that any action under the Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of the outstanding Trust Debt Securities, Holders of at least the same percentage of the Liquidation Amount of the Outstanding Preferred Trust Securities may also take such action in the name of the Trust if such action has not been taken by the Property Trustee. To the fullest extent permitted by law, the foregoing shall be in addition to and not in limitation of any direct rights provided to the Holders of the Preferred Trust Securities against the Trust Debt Security Issuer under the terms of the Indenture, including the right, without any notice or other demand on the Property Trustee, to institute suit for the enforcement of any payment of the principal of and any premium and interest on Trust Debt Securities as provided in Section 6.07 of the Indenture.

7.03.    Certain Rights of Property Trustee.  Subject to the provisions of Section 7.01:

(a)    the Property Trustee may conclusively rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Trust Debt Security, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    if, other than during the occurrence and continuance of an Event of Default, (i) in performing its duties under this Trust Agreement, the Property Trustee is required to decide between alternative courses of action, or (ii) in construing any of the provisions in this Trust Agreement, the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Preferred Trust Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Sponsor requesting written instructions of the Sponsor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Sponsor; provided, however, that if the Property Trustee does not receive such instructions of the Sponsor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own negligent action, its own negligent failure to act or its own willful misconduct;

(c)    the Property Trustee may consult with counsel or other experts of its selection and the advice or opinion of such counsel or other experts with respect to legal matters or advice within the scope of such experts’ area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)    the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee security or indemnity reasonably satisfactory to the Property Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e)    the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the expense of the Sponsor and, to the extent permitted by law, shall incur no liability of any kind by reason of such inquiry or investigation;

(f)    the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(g)    whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(h)    the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

(i)    the Property Trustee shall not be deemed to have notice of any Default or an Event of Default unless a Responsible Officer of the Property Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Property Trustee at the Corporate Trust Office and such notice references the Trust Securities and this Trust Agreement;

(j)    the rights, privileges, protections, immunities and benefits given to the Property Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Property Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(k)    the Property Trustee may request that the Sponsor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Trust Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

7.04.    Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Sponsor of the proceeds of the Trust Debt Securities.

The Property Trustee makes no representations as to the value or condition of the property of the Trust or any part thereof. The Property Trustee makes no representations as to the validity or sufficiency of this Trust Agreement or the Trust Securities.

7.05.    May Hold Securities.  Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 7.08 and 7.13 and except as provided in the definition of the term Outstanding in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

7.06.    Compensation; Indemnity; Fees.  The Sponsor agrees:

(a)    to pay to the Trustees from time to time such compensation as shall have been agreed in writing with the Sponsor for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)    except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall have been caused by its own negligence or its own wilful misconduct (or, in the case of the Delaware Trustee, any such expense, disbursement or advance as shall have been caused by his/her own gross negligence); and

(c)    to indemnify each of the Trustees or any predecessor Trustee for, and to hold the Trustees harmless against, any and all loss, damage, claims, liability, penalty or expense including taxes (other than taxes based on the income of such Trustee) incurred without its own negligence or its wilful misconduct (or, in the case of the Delaware Trustee, incurred without gross negligence or willful misconduct), arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim (whether by the Sponsor, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

No Trustee may claim any Lien or charge on any Trust Property as a result of any amount due pursuant to this Section 7.06.

The provisions of this Section 7.06 shall survive the termination of this Trust Agreement and the resignation or removal of the Trustees.

7.07.    Corporate Property Trustee Required; Eligibility of Trustees.

(a)    There shall at all times be a Property Trustee hereunder. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b)    There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

7.08.    Conflicting Interests.  If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

7.09.    Co-Trustees and Separate Trustee.  Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Sponsor and the Delaware Trustee (and if more than one Delaware Trustee, by agreed action of the majority of such Trustees) shall have power (i) to appoint, and upon the written request of the Delaware Trustee the Sponsor shall for such purpose join with the Delaware Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and (ii) to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Sponsor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

Should any written instrument from the Sponsor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Sponsor.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a)    The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

(b)    The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c)    The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Sponsor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default under the Indenture has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Sponsor. Upon the written request of the Property Trustee, the Sponsor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

(d)    No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, or any other trustee hereunder.

(e)    The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

(f)    Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

7.10.    Resignation and Removal; Appointment of Successor.  No resignation or removal of any Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.11.

Subject to the immediately preceding paragraph, any Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders.

Unless an Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Holder of the Common Trust Securities. If an Event of Default shall have occurred and be continuing, the Property Trustee may be removed at such time only by Act of the Holders of a majority in Liquidation Amount of the Outstanding Preferred Trust Securities, delivered to such Trustee (in its individual capacity and on behalf of the Trust); the Delaware Trustee may be removed at any time by the Holder of Common Trust Securities only.

If the instrument of acceptance by the successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the Trustee may petition, at the expense of the Sponsor, any court of competent jurisdiction for the appointment of a successor Trustee.

If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Event of Default shall have occurred and be continuing, the Holder of Common Trust Securities, by Act of the Holder of Common Trust Securities delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees and the Trust, and the retiring Trustee shall comply with the applicable requirements of Section 7.11. If the Property Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee at a time when an Event of Default has occurred and is continuing, the Holders of Preferred Trust Securities, by Act of the Securityholders of a majority in Liquidation Amount of the Outstanding Preferred Trust Securities delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 7.11. If any Delaware Trustee shall resign, be removed or become incapable of acting as Delaware Trustee at a time when no Event of Default shall have occurred and be continuing, the Holder of Common Trust Securities shall appoint a successor Delaware Trustee. If no successor Trustee shall have been so appointed by the Holder of Common Trust Securities or the Holders of Preferred Trust Securities and accepted appointment in the manner required by Section 7.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.08 and shall give notice to the Sponsor. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Sponsor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Delaware Trustees if there are at least two of them or (b) otherwise by the Sponsor (with the successor in each case being a Person who satisfies the eligibility requirements for Delaware Trustee, set forth in Section 7.07).

7.11.    Acceptance of Appointment by Successor.  In case of the appointment hereunder of a successor Trustee, the retiring Trustee and each successor Trustee shall execute and deliver to the Trust and the retiring Trustee an amendment hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such amendment shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee and the Trust; but, on request of the Trust or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

7.12.    Merger, Conversion, Consolidation or Succession to Business.  Any Person into which any of the Trustees may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

7.13.    Preferential Collection of Claims Against Sponsor or Trust.  If and when the Property Trustee shall be or become a creditor (whether directly or indirectly, secured or unsecured) of the Sponsor or the Trust (or any other obligor upon the Trust Debt Securities or the Trust Securities), including under the terms of Section 7.05 hereof, the Property Trustee shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Sponsor or Trust (or any such other obligor).

7.14.    Reports by Property Trustee.  The Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall, within 60 days after each May 31 following the date of this Trust Agreement deliver to Holders a brief report, dated as of such May 31, which complies with the provisions of such Section 313(a).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each stock exchange upon which any Preferred Trust Securities are then listed, with the Commission and with the Trust. The Trust will promptly notify the Property Trustee when any Preferred Trust Securities are listed on any stock exchange.

7.15.    Reports to Property Trustee.  The Sponsor and the Delaware Trustee on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely on Officers’ Certificates).

7.16.    Evidence of Compliance with Conditions Precedent.  The Sponsor and the Delaware Trustee on behalf of the Trust shall provide to the Property Trustee evidence of compliance with the conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act.

7.17.    Statements Required in Officers’ Certificate.

Each Officers’ Certificate with respect to compliance with a covenant or condition provided for in this Trust Agreement shall include:

(a)    a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)    a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact not involving any legal conclusion, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

7.18.    Number of Trustees.

(a)    The number of Trustees shall be two, one of which must be a Delaware Trustee. The Holder of all of the Common Trust Securities by written instrument may increase the number of Delaware Trustees to more than one, and, if so increased, may decrease the number of Delaware Trustees to no less than one. During any period in which the number of Delaware Trustees is more than one, the Delaware Trustees shall act by majority vote.

(b)    If a Trustee ceases to hold office for any reason and, with respect to the Delaware Trustee, the number of Delaware Trustees is not reduced as permitted by Section 7.18(a), or if the number of Delaware Trustees is increased pursuant to Section 7.18(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 7.10.

(c)    The death, dissolution, termination, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust. Whenever a vacancy shall occur, until such vacancy is filled by the appointment of an Delaware Trustee in accordance with Section 7.10, the Delaware Trustees in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all the powers granted to the Delaware Trustee and shall discharge all the duties imposed upon the Delaware Trustees by this Trust Agreement.

7.19.    Delegation of Power.

(a)    Any Delaware Trustee may, by power of attorney consistent with applicable law, delegate to any natural person over the age of 21 his/her power for the purpose of executing any documents contemplated in Section 2.07(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

(b)    the Delaware Trustees shall have power to delegate from time to time to such of their number, if there is more than one Delaware Trustee, or to the Sponsor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Delaware Trustees or otherwise as the Delaware Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

7.20.    Voting.  Except as otherwise provided in this Trust Agreement, the consent or vote of the Trustees shall be approved by the Delaware Trustee or, if more than one, by a majority of the Delaware Trustees.

ARTICLE VIII

DISSOLUTION AND LIQUIDATION

8.01.    Dissolution Upon Expiration Date.  Unless earlier dissolved, the Trust shall automatically dissolve on December 31, 2055 (the “Expiration Date”).

8.02.    Early Termination.  The earliest to occur of any of the following events is an “Early Termination Event”:

(a)    the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Sponsor or an acceleration of the maturity of the Trust Debt Securities pursuant to Section 6.02 of the Indenture;

(b)    upon the election of the Sponsor to dissolve the Trust and cause the distribution of a Like Amount of Trust Debt Securities to the Holders of the Trust Securities in accordance with their terms;

(c)    the redemption of all of the Trust Securities; and

(d)    an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction.

The election of the Sponsor pursuant to Section 8.02(b) shall be made by the Sponsor giving written notice to the Trustees not less than 30 days prior to the date of distribution of the Trust Debt Securities. Such notice shall specify the date of distribution of the Trust Debt Securities and shall be accompanied by an Opinion of Counsel, which shall be nationally recognized independent counsel experienced in such matters, that such event will not be a taxable event to the Holders of the Trust Securities for Federal income tax purposes.

8.03.    Termination.  The respective obligations and responsibilities of the Trustees and the Trust shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the winding up of the Trust pursuant to Section 8.04 of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Delaware Trustee, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders and the filing of the Certificate of Cancellation with the Secretary of State of the State of Delaware.

8.04.    Winding Up.

(a)    If an Early Termination Event specified in clause (a) or (d) of Section 8.02 occurs or upon the Expiration Date, the Trust shall be wound up by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Trust Debt Securities, subject to Section 8.04(d). If an Early Termination Event specified in clause (b) of Section 8.02 occurs, the Trust shall be liquidated by the Trustee on the date of distribution of the Trust Debt Securities specified by the Sponsor in its notice delivered pursuant to Section 8.02. Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder’s address appearing in the Securities Register. All notices of liquidation shall:

(i)    state the Liquidation Date;

(ii)    state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Trust Debt Securities; and

(iii)    provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for certificates evidencing Trust Debt Securities, or, if Section 8.04(d) applies, receive a Liquidation Distribution, as the Delaware Trustee or the Property Trustee shall deem appropriate.

(b)    In order to effect the winding up of the Trust and distribution of the Trust Debt Securities to Securityholders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Trust Debt Securities in exchange for the Outstanding Trust Securities Certificates.

(c)    Except where Section 8.02(c) applies, on or after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Trust Debt Securities will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Delaware Trustee or its agent for exchange, (iii) the Sponsor shall use its best efforts to have the Trust Debt Securities listed on the New York Stock

Exchange or such other exchange as the Preferred Trust Securities are then listed and shall take any reasonable action necessary to effect the distribution of the Trust Debt Securities, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Trust Debt Securities, accruing interest at the rate then borne by the Trust Debt Securities from the last Distribution Date on which a Distribution was made on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Trust Debt Securities) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Trust Debt Securities upon surrender of Trust Securities Certificates.

(d)    In the event that, notwithstanding the other provisions of this Section 8.04, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Trust Debt Securities in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Trust Securities will be entitled to receive Liquidation Distributions upon any such dissolution pro rata (determined as aforesaid) with Holders of Preferred Trust Securities, except that, if an Event of Default has occurred and is continuing, the Preferred Trust Securities shall have a priority over the Common Trust Securities, and no Liquidation Distribution will be paid to the Holders of the Common Trust Securities unless and until receipt by all Holders of the Preferred Trust Securities of the entire Liquidation Distribution payable in respect thereof.

ARTICLE IX

MERGERS, ETC.

9.01.    Mergers, Consolidations, Amalgamations or Replacements of the Trust.  The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other entity, except as described below. The Trust may, at the request of the Sponsor, with the consent of the Delaware Trustee and without the consent of the Holders of the Trust Securities, merge with or into, consolidate, amalgamate, or be replaced by, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Trust Securities rank with respect to the payment of Distributions and payments upon liquidation, redemption and otherwise, (ii) the Sponsor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Trust Debt Securities, (iii) such of the Successor Securities that correspond to the Preferred Trust Securities (the “Preferred Successor Securities”) are listed, or any Preferred Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Trust Securities (including any Preferred Successor Securities) to be downgraded, placed under surveillance or review or withdrawn by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially similar to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, transfer or lease, the Sponsor and the Property Trustee have received an Opinion of Counsel, which shall be nationally recognized independent counsel experienced in such matters, to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Trust Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes and (viii) the Sponsor or any permitted successor assignee owns all of the common trust securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and this Trust Agreement. Notwithstanding the foregoing, the Trust shall not, except with the consent of all Holders of the Trust Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States Federal income tax purposes or would cause each Holder of Trust Securities not to be treated as owning an undivided beneficial ownership interest in the Trust Debt Securities.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.01.    Limitation of Rights of Securityholders.  The death, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

10.02.    Amendment.

(a)    This Trust Agreement may be amended from time to time by the Trustees and the Sponsor, without the consent of any Securityholders, to cure any ambiguity, defect or inconsistency or make any other change which does not adversely affect in any material respect the interests of any Holder of Preferred Trust Securities. Notice of any amendments of this Trust Agreement pursuant to Section 10.02(a) shall be given to the Securityholders.

(b)    Except as provided in Section 10.02(a) and 10.02(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Sponsor with the consent of Holders of a majority of the aggregate Liquidation Amount of the Outstanding Preferred Trust Securities.

(c)    In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), this Trust Agreement may not be amended to (i) change the amount, timing or currency of any Distribution or Liquidation Distribution on the Trust Securities or otherwise adversely affect the method of payment of any Distribution or Liquidation Distribution required to be made in respect of the Trust Securities as of a specified date; (ii) change the redemption provisions of the Trust Securities; (iii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment contemplated in (i) or (ii) above on or after the related date; (iv) modify the first sentence of Section 2.06 hereof; (v) authorize or issue any beneficial interest in the Trust other than as contemplated by this Trust Agreement as of the date hereof; (vi) change the conditions precedent for the Sponsor to elect to dissolve the Trust and distribute the Trust Debt Securities to Holders of Preferred Trust Securities as set forth in Section 8.02; or (vii) affect the limited liability of any Holder of Preferred Trust Securities, and, notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), paragraphs (b) and (c) of this Section 10.02 may not be amended.

(d)    Notwithstanding any other provisions of this Trust Agreement, no amendment to this Trust Agreement shall be made without receipt by the Trust of an Opinion of Counsel, which shall be nationally recognized independent counsel experienced in such matters, to the effect that such amendment will not affect the Trust’s status as a grantor trust for United States Federal income tax purposes or its exemption from regulation as an “investment company” under the 1940 Act.

(e)    Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Sponsor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Sponsor.

(f)    In the event that any amendment to this Trust Agreement is made, the Delaware Trustee shall promptly provide to the Sponsor a copy of such amendment.

(g)    In executing any amendment to the Trust Agreement, the Property Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Trust Agreement. Except as contemplated by Section 7.11, the Trustee may, but shall not be obligated to, enter into any amendment to this Trust Agreement which affects the Trustee’s own rights, duties or immunities under this Trust Agreement or otherwise.

10.03.    Severability.  In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.04.    Governing Law.  THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST, THE DEPOSITOR AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

10.05.    Payments Due on Non-Business Day.  If the date fixed for any payment on any Trust Security shall be a day which is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day which is a Business Day (except as otherwise provided therein, with the same force and effect as though made on the date fixed for such payment), and no interest shall accumulate thereon for the period after such date to the date of payment on such succeeding day.

10.06.    Successors and Assigns.  This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Trust or successor Trustee or both, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Sponsor that is permitted under Article V of the Indenture and pursuant to which the assignee agrees in writing to perform the Sponsor’s obligations hereunder, the Sponsor shall not assign its obligations hereunder.

10.07.    Headings.  The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

10.08.    Reports, Notices and Demands.  Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Sponsor may be given or served in writing by deposit thereof, first-class postage prepaid in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of a Preferred Trust Security, to such Holder of a Preferred Trust Security as such Securityholder’s name and address may appear on the Securities Register; and (b) in the case of the Holder of a Common Trust Security or the Sponsor, to Southwest Gas Corporation, 5241 Spring Mountain Road, P.O. Box 98510, Las Vegas Nevada 89193-8510, Attention: Treasurer, facsimile no.: 702-364-8542. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Property Trustee or the Delaware Trustee shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to BNY Midwest Trust Company, 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration; and (b) with respect to the Delaware Trustee, to The Bank of New York (Delaware), P.O. Box 6973, White Clay Center, Route 273, Newark, Delaware 19714. Such

notice, demand or other communication to or upon the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Property Trustee.

10.09.    Agreement Not to Petition.  Each of the Trustees and the Sponsor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article VIII, they shall not file, or join in the filing of, a petition against the Trust under any Bankruptcy Law or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Sponsor or any of the Trustees takes action in violation of this Section 10.09, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Sponsor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Sponsor or any of the Trustees, as applicable, against the Trust or the commencement of such action and raise the defense that the Sponsor and each of the Trustees has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this Section 10.09 shall survive the termination of this Trust Agreement.

10.10.    Trust Indenture Act; Conflict with Trust Indenture Act.

(a)    This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

(b)    The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

(c)    If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

(d)    The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

10.11.    Acceptance of Terms of Trust Agreement, Guarantee and Indenture.  THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS

AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

SOUTHWEST GAS CORPORATION, as Depositor

By:
Name: Title:

BNY MIDWEST TRUST COMPANY, as Property Trustee

By:
Name: Title:

THE BANK OF NEW YORK (DELAWARE), as Delaware Trustee

By:
Name: Title:

S-1

EXHIBIT A

CERTIFICATE OF TRUST

OF

SOUTHWEST GAS CAPITAL II

THIS CERTIFICATE OF TRUST of Southwest Gas Capital II (the “Trust”), dated June 23, 2003, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.§§3801, et seq.) (the “Act”).

(i)    Name.  The name of the statutory trust being formed hereby is Southwest Gas Capital II.

(ii)    Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware are The Bank of New York (Delaware), P.O. Box 6973, White Clay Center, Route 273, Newark, Delaware 19714.

(iii)    Counterparts.  This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

(iv)    Effective Date.  This Certificate of Trust shall be effective as of its filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

THE BANK OF NEW YORK (DELAWARE), as Trustee

By:
Name: Title:

GREGORY J. PETERSON, as Trustee

Gregory J. Peterson

ROBERT M. JOHNSON, as Trustee

Robert M. Johnson

A-1

EXHIBIT B

THIS CERTIFICATE IS NOT TRANSFERABLE

Certificate Number

Number of Common Securities 124,000

Certificate Evidencing Common Trust Securities

of

Southwest Gas Capital II

124,000 Common Trust Securities

(liquidation amount $25 per Common Trust Security)

Southwest Gas Capital II, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that Southwest Gas Corporation (the “Holder”) is the registered holder of One-Hundred Twenty-Four Thousand (124,000) common trust securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated as the 7.70% Common Trust Securities (liquidation amount $25 per Common Trust Security) (the “Common Trust Securities”). In accordance with Section 5.10 of the Trust Agreement (as defined below), this certificate is, and the Common Trust Securities are, not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Trust Securities are set forth in, and this certificate and the Common Trust Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of August 25, 2003, as the same may be amended from time to time (the “Trust Agreement”). The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

B-1

IN WITNESS WHEREOF, the Delaware Trustee of the Trust has executed this certificate this 25th day of August, 2003.

SOUTHWEST GAS CAPITAL II

By:
Name: Title:

B-2

EXHIBIT C

Certificate Number

Number of Preferred Trust Securities

CUSIP NO. 844891 20 0

Certificate Evidencing Preferred Trust Securities

of

Southwest Gas Capital II

4,000,000 Preferred Trust Securities,

(liquidation amount $25 per Preferred Trust Security)

Southwest Gas Capital II, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that Cede & Co. (the “Holder”) is the registered holder of Four Million (4,000,000) Preferred Trust Securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the Southwest Gas Capital II 7.70% Preferred Trust Securities (liquidation amount $25 per Preferred Trust Security) (the “Preferred Trust Securities”). The Preferred Trust Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Trust Securities are set forth in, and this certificate and the Preferred Trust Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of August 25, 2003, as the same may be amended from time to time (the “Trust Agreement”). The Holder is entitled to the benefits of the Guarantee Agreement entered into by Southwest Gas Corporation, a California corporation, and BNY Midwest Trust Company as guarantee trustee, dated as of August 25, 2003 (the “Guarantee”) to the extent provided therein, together with the obligations of Southwest Gas Corporation under the Trust Agreement, the Trust Debt Securities (as defined in the Trust Agreement) and the Indenture related to such Deferrable Interest Subordinated Debt Securities. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

C-1

IN WITNESS WHEREOF, the Delaware Trustee of the Trust has executed this certificate this 25th day of August, 2003.

SOUTHWEST GAS CAPITAL II

By:
Name: Title:

[To be added if this security is a book-entry security:]

[This Preferred Trust Security is a Book-Entry Preferred Trust Securities Certificate within the meaning of the Trust Agreement previously referred to and is registered in the name of The Depository Trust Company (the “Depository”) or a nominee of the Depository. This Preferred Trust Security is exchangeable for Preferred Trust Securities registered in the name of a person or entity other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Trust Security (other than a transfer of this Preferred Trust Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

Unless this Preferred Trust Security is presented by an authorized representative of The Depository Trust Company, a New York corporation, (55 Water Street, New York), to Southwest Gas Capital II or its agent for registration of transfer, exchange or payment, and any Preferred Trust Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

                 Preferred Trust Securities represented by this Preferred Trust Securities Certificate and irrevocably appoints agent to transfer said Preferred Trust Securities on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Trust Security Certificate)

C-2